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                                                                 Exhibit 99.5(i)

                                                                      App 528-87

                                                                      Agency No.
                                                            For Company Use Only
                                                                 No.____________
                                                          Pension No. __________

Part I-Application to the New England Mutual Life
Insurance Company for an Annuity

____________________________________________________________
Name of
Annuitant - - - - - - - - - - - - - - - - - - - - - - - -
      (Print name as it should appear in contract)

____________________________________________________________
Questions below pertain to Annuitant unless otherwise indicated.

1.  Type of Annuity (check one in each)
a.  [_] Deferred or [_] Immediate
b.  [_] Variable or [_] Fixed

2.  Address (Include street and number, city, state and zip code)

    a. Residence ________________________________________
    b. Business _________________________________________

3.  Payment Notice Address
    [_] Annuitant    [_] at 2.a.    [_] at 2.b.
    [_] Other than Annuitant (give name and address)

4.  Social Security or Employer
Identification No.
Annuitant _________________________________
First Owner _______________________________

5.  Birthplace _____________________________
              (City)     (State or Country)

6.  Citizen of _____________________________

7.  Birth Date _____________________________
               (Month)    (Day)     (Year)

8.  Sex    [_] Male       [_] Female

9.  Marital Status  [_] Married   [_] Single
         [_] Widowed     [_] Divorced   [_] Separated

10. Basis of Annuity Plan
    [_] Qualified Pension or Profit Sharing Plan ([_] 401(k))
    [_] Tax-Sheltered Annuity
    [_] Individual Retirement Annuity Plan ([_] Rollover)
    [_] Non-Qualified Individual
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    [_] Government Deferred Compensation Plan
    [_] Other (specify)__________________________________

11. Purchase payment mode    [_] Single     [_] Annual
          [_] Quarterly     [_] Monthly
    [_] MSA No. ________________________________
    [_] Other (specify)_________________________

12. Amount (Check and complete only one)
    [_] Gross payment including
        Riders at mode shown in 11:   $____________________
    [_] Monthly income to Annuitant:  $____________________

13. Maturity Date (if no date is shown. Maturity Date will be Annuitant's 70th birthday)
_________________________________
(Month)      (Day)      (Year)

14. Method of payment to Annuitant --- Note: Payment Option to be Life Income, 10 Years Certain, unless otherwise specified. ___________________________

15. Disability Benefit Rider
[_] Yes (Answer a thru d) [_] No
    a. Any other negotiations for disability insurance pending or contemplated?
       [_] Yes     [_] No
       (If Yes, explain on back)
    b. Any intent to travel or reside outside USA?
       (If Yes, explain on back)   [_] Yes     [_] No
    c. Any participation in SCUBA diving, skydiving, hang gliding, or motor racing within past 3 years, or any intent to participate in these
       activities?   [_] Yes [_] No
       (If Yes, complete Avocation Questionnaire)
    d. Occupation (Be explicit) __________________________

16. Any insurance or annuity in this or any other company which has been or will be replaced as a result of this Application? (If Yes, explain on back and give
name of company)  [_] Yes     [_] No

 APP-528-87             Continued on Reverse Side

___________________________________________________________
 Receipt---Do Not Destroy

 Received _____________________________________ dollars
  in connection with an application to New England Mutual Life Insurance Company for an annuity contract on __________________________________________________

 Countersigned ______________ 19 _____

New England Mutual Life Insurance Company
[SIGNATURE APPEARS HERE]
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Secretary

_______________________
Agent


17. Beneficiary (Include relation to Annuitant)

    (1) Primary ______________ (2) Secondary ________________

18. Is Annuitant to own the contract?   [_] Yes      [_] No
    If No, name the Owner. (Include relation to Annuitant)

    (Note: A numbered sequence may be used to name successive
    Owners) _________________________________________________

19. Dividend Option: ________________________________________

20. Any special requests
    (Attach memo if more space needed)

HOME OFFICE USE: ADDITIONS AND AMENDMENTS

21. Amount paid with this Application: $ ____________________

22. Second Annuitant (Immediate Joint Annuities Only)

 __________________________   _______________________________
  Name                            Relation to Annuitant
(Print name as it should appear in contract)

If Application is for a Variable Annuity, answer questions 23 and 24

23. Separate Account Allocation (whole %)

  ______% Money Market     (Minimum 10% in each
  ______% Bond Income         selected account.)
  ______% Capital Growth
  ______% Managed
  100% Total

24. Suitability Statement by Applicant
a.  Did you receive the prospectus?   [_] Yes     [_] No
    (If Yes, give date of prospectus______)

b. Do you understand that the contract value and annuity payments when based on the investment experience of a separate investment account may increase or decrease depending on the contract's investment return?
[_] Yes     [_] No

c.  Do you believe that this contract will meet your financial objectives?
[_] Yes     [_] No

________________________________________________________
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General. To the best of my knowledge and belief, the answers recorded are true and complete. My agreement in writing is required to any change made by the Company as to information in this Application.

When the Contract Takes Effect. The contract will take effect as of the latest of: (a) the date of this Application: (b) the date of the first purchase payment and the first premium for any riders are paid: and (c) any date of issue that is requested, provided, that this Application can be approved by the Company as submitted, and, with respect to any riders which involve an insurance risk, that at the time of payment there has been no change in insurability as represented in this Application since the date of the Application.

Signed at (City and State) _____________________
Date _______  19 _______

_______________   __________________   ________________
Agent                   Annuitant      Applicant if other
                                        than Annuitant

Accepted by the Company at the Administrative Office by _____________________
Date: ____________

Owner's Certification (in lieu of W9)
Owner's Social Security or Employer Identification Number: ________

__ I am __ I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code. Under penalties of perjury, I certify that the information provided in this section is true, correct and complete.

Signature _____________________ Date __________________
                Owner


                                                             Agent's Certificate

Evidence of Date of Birth- No payment will be made under payment options involving life contingencies until satisfactory evidence of date of birth of payee(s) has been provided. The best time to obtain such evidence is when the application is taken. The following items, listed in order of preference, may be presented as evidence of date of birth. Indicate enclosures for the Annuitant.

__ A certificate of birth recorded within one year of birth.
__ A certificate of infant baptism record within one year of birth.
Special Affidavit Form UND-55 and one of the following:
__ A certificate of birth recorded later than one year after birth.
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__ A certificate of infant baptism recorded later than one year after birth.
__ A certified copy of a page of the family register of birth which is frequently kept in the family Bible.
__ A school record made at an early age.
__ A confirmation record.
__ A naturalization record.
__ A passport at least five years old.
__ A military or naval discharge paper.
__ A life insurance record under a policy issued at least five years ago.
__ Where none of the foregoing are available, an old record or affidavit from a older member of the immediate family.
_______________________________________________________

1.  Expected Purchase Payments:  First Taxable Yr. $ _______
     Subsequent Taxable Yrs. $ ________
2. Annuitant's annual salary from "qualified" employer (after any salary reduction agreement) $ ____________
3. Total employer contributions to TSA or other retirement plans excludable from employee's gross income:
     current year $ ____________ Prior year $ _____________
4.  If tax-sheltered annuity:  Date Hired ___________
     Expected Retirement Date _________
     Maximum Level Annual Exclusion Allowance, if known
     $ ___________________
5. Does Annuitant appear to be in good health and mentally competent? (If No, give details in separate memo)
     __ Yes ___ No
6. Do you have reason to believe that replacement or change of any existing insurance or annuity may be involved?
     ___ Yes ___ No

7.  Sale resulted from
     __ TNE Policyholder
     __ Referred Lead
     __ Direct Mail Reply
     __ Other (Specify)
8.  Education
     __ High School
     __ Attended College
     __ College Graduate
     __ Graduate School
9.  Mortgage on Home?
     __ Yes __ No __ Renter
10. Occupation (Be specific) ________________
11. County of Residence ____________

Date __________  Signature of Agent ________________

Agent's Identification Place
(Agent's name)  (Agent's Code Number)  (Commission split %)